Clark Hill

Charles R. Berry
T 480.684.1302
F 480.684.1188
E cberry@clarkhill.com

Clark Hill
14850 N. Scottsdale Rd., Suite 500
Scottsdale, AZ 85254
T 480.684.1100
F 480.684.1199
clarkhill.com

January 24, 2022

Opti-Harvest, Inc.
1801 Century Park East, Suite 520
Los Angeles, CA 90067
Attn: Jonathan Destler, Chief Executive Officer

Re: Opti-Harvest, Inc.

Dear Mr. Destler:

We have acted as special counsel to Opti-Harvest, Inc., a Delaware corporation (the "***Company***"), in connection with the filing of a Registration Statement on Form S-1 (Registration No. 333-261990) (the "***Registration Statement***") under the Securities Act of 1933, as amended (the "***Securities Act***"). The Company has provided us with a prospectus (the "***Prospectus***"), which forms part of the Registration Statement. The Registration Statement, including the Prospectus, provides for the registration by the Company of: (i) up to $17,250,000 of units (the "***Units***"), with each Unit consisting of one share of the Company's common stock, $0.0001 par value per share (the "***Common Stock***"), and one warrant (collectively, the "***Warrants***") to purchase one share of Common Stock, (ii) up to $17,250,000 of shares of Common Stock to be issued upon exercise of the Warrants (the "***Warrant Shares***"), and (iii) certain Underwriter Warrant Shares (as defined below). Of the $17,250,000 of Units, $15,000,000 of the Units, consisting of $15,000,000 of Shares and an equal number of Warrants are to be offered to the public and up to $2,250,000 of the Units, consisting of $2,250,000 of Shares and an equal number of Warrants, are subject to an over-allotment option granted to the underwriters in connection with the offering. Additionally, up to $646,875 of Shares (the "***Underwriter Warrant Shares***") are to be issued upon exercise of warrants granted to the underwriters in connection with the issuance of the Units (the "***Underwriter Warrants***"). The Units, the Shares, the Warrants, the Warrant Shares, the Underwriter Warrants and the Underwriter Warrant Shares are each described in the Registration Statement and are collectively referred to herein as the "***Securities***" and are sometimes individually referred to as a "***Security***."

This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below. Specifically, this opinion does not cover the authorization and valid issuance or execution and delivery of any Securities under Delaware law, which are the subject of the opinion of other counsel.

You have requested our opinion as to limited matters of the laws of the State of New York set forth below in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon the representations and warranties of the Company as contained in the Registration Statement and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, including, without limitation, the due authorization, execution, and delivery of the Warrants and the Underwriter Warrants.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Securities pursuant to the Registration Statement: (i) the Registration Statement, as amended by any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and the rules and regulations promulgated thereunder, and such effectiveness will not have been terminated or rescinded, and will comply with all applicable laws; (ii) if the Securities being offered are to be sold pursuant to a purchase, underwriting, or similar agreement (the "***Underwriting Agreement***"), in the form filed as an exhibit to the Registration Statement, such Underwriting Agreement will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof; (iii) the Securities being offered and any related Underwriting Agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement and any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered; (iv) the Securities being offered will have been issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, as amended, (including post-effective amendments); (v) any Securities issuable upon conversion, exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that upon the issuance of any shares of Common Stock will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation; and (vi) the Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and shall have the necessary power and authority to issue and sell such Securities.

Our opinion herein is expressed solely with respect to the laws of the State of New York (including the statutory provisions and all applicable provisions of the New York Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, and assuming the board of directors of the Company has taken all necessary corporate action in accordance with the laws of the State of Delaware to authorize the issuance and terms of the applicable Securities, including related matters in accordance with

the Underwriting Agreement, and when such Securities are issued and paid for as described in the Registration Statement, we are of the opinion that:

(i) upon the issuance of the Underwriter Warrants in accordance with the terms of the Underwriting Agreement, such Underwriter Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms; and

(ii) upon the issuance of the Warrants in accordance with the terms of the Underwriting Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms;

except, in each such case: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision in the Underwriter Warrants and/or Warrants that requires or relates to adjustments to the exercise price at a price or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture..

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This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you, your counsel, and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Clark Hill PLC

CRB